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                                                                     Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of July 25, 1997 (the "Agreement"), among Prime Hospitality Corp., a Delaware corporation (the "Company"), and each of the other parties signatory hereto (the "Holders").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 25, 1997 (the "Merger Agreement"), among the Company, PH Sub Corporation ("PH Sub") and Homegate Hospitality, Inc. ("Homegate"), pursuant to which PH Sub will merge with and into Homegate (the "Merger"), the Holders will receive shares of common stock, par value $.01 per share, of the Company (the "Company Shares") in exchange for their shares of Common Stock, par value $.01 per share, of Homegate (the "Homegate Shares");

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. For purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

            Pooling Restriction Termination Date: The date on which there is first published by the Company financial results reflecting 30 days of combined operations of the Company and Homegate.

            Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            Registrable Securities: The Company Shares to be issued to the Holders upon conversion of their Homegate Shares, excluding (A) any Company Shares that have been disposed of
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pursuant to a Registration Statement relating to the sale thereof that has become effective under the Securities Act and (B) any Company Shares eligible to be sold pursuant to Rule 144(k) or Rule 145(d)(2) under the Securities Act. Registrable Securities shall also include any Company Shares or other securities (or Company Shares underlying such other securities) that may be received by the Holders (x) as a result of a stock dividend on or stock split of Registrable Securities or (y) on account of Registrable Securities in a recapitalization of or other transaction involving the Company.

            Registration Statement: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            SEC:  The Securities and Exchange Commission.

            Securities Act:  The Securities Act of 1933, as amended.

      2.    Shelf Registration of Resales.

            (a) Registration of Resales. The Company agrees to use commercially reasonable efforts (i) to cause the Holders' offering and resale of their Registrable Securities to be registered under the Securities Act on a Registration Statement (the "Resale Registration Statement") to be filed by the Company on or before January 31, 1998 on a form permitted to be used by the Company for the registration under the Securities Act of the Holders' offering and resale of Registrable Securities (in accordance with the intended methods of distribution); and (ii) to cause the Resale Registration Statement to be declared effective by the Pooling Restriction Termination Date or as soon as practicable thereafter.

            (b) Maintenance of Effectiveness. The Company agrees to use commercially reasonable efforts to keep the Resale Registration Statement effective for a period from the effective date thereof until the Company determines in good faith that there are no more Registrable Securities; provided that in no event shall the Company be required to keep the Resale Registration Statement effective after the first anniversary of the effectiveness of the Merger.


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      3.    Registration Procedures.  In connection with the Company's registration obligation pursuant to Section 2 hereof, the Company will as expeditiously as possible, and in each case to the extent applicable:

            (a) Prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

            (b) Notify the selling Holders promptly, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any requests by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (c) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a


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Registration Statement, or the lifting of any suspension of the qualification
(or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

            (d) If requested by Holders holding a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holders agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 3(d) that are not, in the opinion of counsel for the Company, in compliance with and required by applicable law.

            (e) Furnish to each selling Holder without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder, counsel or underwriter).

            (f) Deliver to each selling Holder as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

            (g) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registrable Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction


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in which it is not then so qualified or (ii) take any action that would subject it to service of process in any such jurisdiction in which it is not then so subject.

            (h) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold.

            (i) Use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of any selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

            (j) Upon the occurrence of any event contemplated by Section 3(b)(v) or 3(b)(vi) hereof, promptly prepare and file an amendment or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            The Company may require each seller of the Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

            Each Holder will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(b)(ii), 3(b)(iii), 3(b)(v) or 3(b)(vi) hereof ("Suspension Notice"), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until such Holder's receipt of the copies of the supplemented or


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amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      4. Registration Expenses. The Company will pay or cause to be paid, the following fees and expenses directly related to the performance of or compliance with this Agreement by the Company: (i) one-half of the SEC registration fee applicable to the Registrable Securities the sale of which is registered on the Resale Registration Statement and (ii) fees and disbursements of counsel for the Company incurred by the Company. The Company also will pay its internal expenses (including without limitation all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed. The Holders will pay (i) the other one-half of the SEC registration fee applicable to the Registrable Securities the sale of which is registered on the Resale Registration Statement and (ii) the fees and expenses of its counsel and accountants, if any.

      5.    Indemnification.

            (a) Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that


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any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus, and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

            (b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the


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"indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses reasonably incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within 20 calendar days of written notice thereof to the indemnifying party (subject to reimbursement if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be party and as to which indemnification or contribution could be sought by such indemnified party under this Section 5, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 5 is unavailable to an indemnified party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will


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be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 5 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

      6.    Miscellaneous.

            (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

            (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company, and Holders holding in excess of 50% of the Registrable Securities in respect of which Registrable Securities are issuable.


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            (c) Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the following address and to a Holder at the address set forth on his or her signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

      If to the Company:         Prime Hospitality Corp.
                                 700 Route 46 East
                                 Fairfield, New Jersey 07007-2700
                                 Attn: Joseph W. Bernadino

                                 Telephone:     (201) 882-1010
                                 Telecopy:      (201) 882-8577

      With a copy to:            Willkie Farr & Gallagher
                                 One Citicorp Center
                                 153 East 53rd Street
                                 New York, New York 10022
                                 Attn: William N. Dye

                                 Telephone:     (212) 821-8000
                                 Telecopy:      (212) 821-8111

            (d) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement may not be assigned by any Holder, except to a constituent partner or shareholder of such Holder, unless the proposed transferee or assignee of such Holder (a "Holder Transferee") agrees in a writing reasonably acceptable to the Company to be bound by the terms of this Agreement, and executes any and all documents reasonably requested by the Company to bind such Holder Transferee to the terms of the Voting Agreement (if the Merger shall not have already occurred). Except as otherwise expressly permitted herein, any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company with respect to such Holder. Notwithstanding the foregoing, each of the indemnified parties shall be entitled to enforce the covenants set forth in Section 5 hereof.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will constitute one and the same instrument.


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            (f) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of laws.

            (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

            (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, an determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (k) Effectiveness. This Agreement shall become effective concurrently with the effectiveness of the Merger. If the Merger Agreement shall be terminated, this Agreement shall terminate concurrently.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    PRIME HOSPITALITY CORP.

                                     /s/   John M. Elwood
                                    --------------------------------------
                                    Name:  John M. Elwood
                                    Title: Executive Vice President and
                                           Chief Financial Officer



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                          Registration Rights Agreement

                             Holder Signature Pages




                                    CRI/ESH PARTNERS, L.P.
                                    By: Crow Family, Inc.,
                                        its sole general partner

                                          /s/  Anthony W. Dona
                                        __________________________________
                                        Name:  Anthony W. Dona
                                        Title: Executive Vice President

                                    CROW HOTEL REALTY INVESTORS, L.P.
                                    By: Crow Family, Inc.,
                                        its sole general partner

                                          /s/  Anthony W. Dona
                                        __________________________________
                                        Name:  Anthony W. Dona
                                        Title: Executive Vice President

                                    CROW FAMILY, INC.

                                          /s/  Anthony W. Dona
                                        __________________________________
                                        Name:  Anthony W. Dona
                                        Title: Executive Vice President

                                    JMI/GREYSTAR EXTENDED STAY
                                        PARTNERS, L.P.
                                    By: Greystar Holdings, Inc.,
                                        its general partner

                                          /s/  Robert A. Faith
                                        __________________________________
                                        Name:  Robert A. Faith
                                        Title: President


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
                                    JMI/GREYSTAR REALTY PARTNERS, L.P.

                                    By: Greystar Holdings, Inc.,
                                        its general partner

                                          /s/  Robert A. Faith
                                        __________________________________
                                        Name:  Robert A. Faith
                                        Title: President

                                    ROBERT A. FAITH

                                           /s/ Robert A. Faith
                                    ______________________________________


                                    DEVELOPER EXTENDED STAY
                                        PARTNERS, L.P.

                                    By: DESP General Partner, L.L.C., its
                                        general partner

                                        By: Greystar Holdings, Inc.,
                                            as a member

                                              /s/  Robert A. Faith
                                            ______________________________
                                            Name:  Robert A. Faith
                                            Title: President

                                    DEVELOPER EXTENDED STAY
                                        PARTNERS, L.P.

                                    By: DESP General Partner, L.L.C., its
                                        general partner

                                        By: Crow Family, Inc.,
                                            as a member

                                              /s/  Anthony W. Dona
                                            _______________________________
                                            Name:  Anthony W. Dona
                                            Title: Executive Vice President


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